UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2019

Commission File Number	Exact name of registrant as specified in its charter; address of principal executive offices; registrant’s telephone number, including area code	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 1000 Maine Ave., SW Washington, D.C. 20024 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: n/a

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Washington Gas Light Company (the “Company”) on March 19, 2019, Marcellous P. Frye, Jr. resigned from the position of Vice President – Economic Development and Strategy of the Company effective May 10, 2019.

On May 30, 2019, the Company and Mr. Frye entered into a Separation Agreement and General Release, which provides that Mr. Frye’s resignation constitutes a “Good Reason Resignation” under the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives (as amended, the “CIC Severance Plan”).

In connection with his Good Reason Resignation, Mr. Frye will receive, under the CIC Severance Plan, the following, provided he abides by his commitments and does not exercise his revocation right under the Separation Agreement and General Release as provided therein: (i) a cash severance payment of $1,211,262.80 (to be upwardly adjusted by $1,509,402 in connection with the IRS Code 280G golden parachute limit and in accordance with his agreement and the Company’s CIC Severance Plan), which amount equals the sum of (A) an amount equal to the product of (1) Mr. Frye’s annual bonus for the 2019 calendar year, multiplied by (2) a fraction, the numerator of which is the number of days in the 2019 calendar year up to and including Mr. Frye’s separation date and the denominator of which is 365; (B) an amount equal to the product of (1) the sum of (x) Mr. Frye’s base salary plus (y) Mr. Frye’s annual bonus, and (2) two, and (C) Mr. Frye’s unpaid current-year accrued paid time off through his separation date, subject to adjustment under Section 4.5 of the CIC Severance Plan (ii) continued medical and dental coverage for the 18-month period following Mr. Frye’s separation date (at the Company’s cost) and a medical and dental benefit continuation payment to cover the cost of such coverage for the next 18-month period, together with additional cash payments to compensate Mr. Frye for any income taxes payable in connection with such medical and dental benefits; (iii) a credit for two years of benefit service under the Washington Gas Light Company Supplemental Executive Retirement Plan; and (iv) reimbursement for up to $25,000 in outplacement services.

The foregoing description of the Separation Agreement and General Release entered into by Mr. Frye is a summary, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is included as an exhibit to this filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release entered into by and between Marcellous P. Frye, Jr., Vice President – Economic Development and Strategy and Washington Gas Light Company, dated May 30, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)

June 5, 2019	By:	/s/ Gunnar J. Gode
Gunnar J. Gode
Vice President and Controller